Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-231970, 333-192917, 333-160564, 333-153720, 333-153719, 333-185575, 333-213707, 333-225210, 333-256360, 333-265177, and 333-279923) on Form S-8 and (No. 333-287951) on Form S-3 of our report dated March 27, 2026, with respect to the consolidated financial statements of Macy's, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Cincinnati, Ohio
March 27, 2026